Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT

of

STAG INDUSTRIAL, INC.

FIRST:  STAG Industrial, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is STAG Industrial, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.  For purposes of the charter of the Corporation (the “Charter”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The resident agent is a Delaware corporation qualified to transact business in the state of Maryland.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 4.1                                    Number of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the bylaws of the Corporation (the “Bylaws”) but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”).  The name of the initial director who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify is:

Benjamin S. Butcher

The Board of Directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

Section 4.2                                    Extraordinary Actions.  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.3                                    Authorization by Board of Stock Issuance.  The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the MGCL, the Charter or the Bylaws.

Section 4.4                                    Preemptive Rights and Appraisal Rights.  Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.  Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 4.5                                            Indemnification.  The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the foregoing capacities.  The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 4.6                                            Determinations by Board.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock:  the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 4.7                                    REIT Qualification.  If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall take such actions as it determines necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.  The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI is no longer required for REIT qualification.

Section 4.8                                    Removal of Directors.  Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time only by the affirmative vote of the holders of at least a majority of the votes entitled to be cast generally in the election of directors.

ARTICLE V

STOCK

Section 5.1                                    Authorized Shares.  The Corporation has authority to issue 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).  The aggregate par value of all authorized shares of stock having par value is $1,100,000.  If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2, 5.3 or 5.4 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.  The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 5.2                                    Common Stock.  Subject to the provisions of Article VI and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote.  The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 5.3                                    Preferred Stock.  The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 5.4                                    Classified or Reclassified Shares.  Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall:  (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers (including the ability to grant exclusive voting rights on a Charter amendment that would alter the contract rights, as expressly set forth in the Charter, only of the specified class or series of stock), restrictions, including without limitation, restrictions as to transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland.  Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document.

Section 5.5                                    Charter and Bylaws.  The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.  The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1                                    Definitions.  For the purpose of this Article VI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit.  The term “Aggregate Stock Ownership Limit” shall mean not more than nine and eight-tenths percent (9.8%) in value or in the number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Capital Stock.  The value and number of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and

Section 856(h)(3) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock.  The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust.  The term “Charitable Trust” shall mean any Charitable Trust provided for in Section 6.3.1.

Common Stock Ownership Limit.  The term “Common Stock Ownership Limit” shall mean not more than nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of Common Stock of the Corporation excluding any outstanding shares of Common Stock not treated as outstanding for federal income tax purposes.  The number and value of the outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.  For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not Common Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder.  The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 6.2.6.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Charter or the Board of Directors pursuant to Section 6.2.6 and subject to adjustment pursuant to Section 6.2.7, the percentage limit established for an Excepted Holder by the Charter or the Board of Directors pursuant to Section 6.2.6.

Initial Date.  The term “Initial Date” shall mean the date of the issuance of Common Stock pursuant to the initial underwritten public offering of Common Stock or such other date as determined by the Board of Directors in its sole discretion.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date.  The “Closing Price” on any date shall mean the last reported sale price for such Capital

Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

NYSE.   The term “NYSE” shall mean the New York Stock Exchange.

Person.  The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 6.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 6.2.1(a).  If appropriate in the context, “Prohibited Owner” shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 4.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trustee.  The term “Trustee” shall mean DLA Piper LLP (US).  Any replacement or successor trustee shall be a Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

Section 6.2                                    Capital Stock.

Section 6.2.1                                          Ownership Limitations.  During the period commencing on the Initial Date and prior to the Restriction Termination Date but subject to Section 6.4:

(a)                                 Basic Restrictions.

(i)                                     (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)                                  Except as provided in Section 6.2.6 hereof, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation (A) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or (B) being treated as a “pension held REIT” within the meaning of Section 856(h)(3)(D) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii)                               No person shall Transfer shares of Capital Stock to the extent such Transfer would result in the Capital Stock being beneficially owned by fewer than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code).

(iv)                              Except as provided in Section 6.2.6 hereof, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interests in a tenant of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code.

(v)                                 Except as provided in Section 6.2.6 hereof, no Person shall Beneficially Own or Constructively Own shares of capital stock to the extent that such ownership would cause any independent contractor of the Corporation to not be treated as such under Section 856(d)(3) of the Code.

(vi)                              No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would otherwise cause the Corporation to fail to qualify as a REIT.

(b)                                 Transfer in Trust.  If any Transfer of shares of Capital Stock (or any other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i), (ii), (iii), (iv), (v) or (vi),

(i)                                     then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i), (ii), (iii), (iv), (v) or (vi) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable

Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(ii)                                  if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i), (ii), (iii), (iv), (v) or (vi), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i), (ii), (iii), (iv), (v) or (vi) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 6.2.2                                          Remedies for Breach.  If the Board of Directors or any duly authorized committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 6.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable, in its sole discretion, to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1 shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 6.2.3                                          Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 6.2.4                                          Owners Required To Provide Information.  From the Initial Date and until the Restriction Termination Date:

(a)                                 Every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in value of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class or series of Capital Stock Beneficially Owned and a description of the manner in which such shares are held.  Each such owner shall provide promptly to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b)                                 each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide promptly to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 6.2.5                                          Remedies Not Limited.  Subject to Section 4.7 of the Charter, nothing contained in this Section 6.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 6.2.6                                          Exceptions.

(a)                                 The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or the restrictions under 6.2.1(a)(iv) and (v), as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT.

(b)                                 Prior to granting any exception pursuant to Section 6.2.6(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)                                  Subject to Section 6.2.1(a)(i), (ii) and (iii), an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or private resale of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or resale of such Capital Stock, and provided that the restrictions contained in Section 6.2.1(a) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

Section 6.2.7                                          Change in Aggregate Stock Ownership and Common Stock Ownership Limits.  The Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; provided, however, that a decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose Beneficial Ownership or Constructive Ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but until such time as such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock falls below such decreased Common

Stock Ownership Limit and/or Aggregate Stock Ownership Limit any further acquisition or increase in Beneficial Ownership or Constructive Ownership of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

Section 6.2.8                                          Legend.  Each certificate for shares of Capital Stock shall bear a legend summarizing the provisions of this Article VI.  Instead of such legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 6.3                                    Transfer of Capital Stock in Trust.

Section 6.3.1                                          Ownership in Trust.  Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 6.2.1(b).  The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6.

Section 6.3.2                                          Status of Shares Held by the Trustee.  Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation.  The Prohibited Owner shall have no rights in the Capital Stock held by the

Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

Section 6.3.3                                          Dividend and Voting Rights.  The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee.  Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.3.4                                          Sale of Shares by Trustee.  Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a).  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.4.  The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust.  The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3 of this Article VI.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

Section 6.3.5                                          Purchase Right in Stock Transferred to the Trustee.  Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3 of this Article VI.  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.  The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 6.3.4.  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

Section 6.3.6                                          Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in

Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 6.4                                    NYSE Transactions.  Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.5                                    Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.6                                    Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 6.7                                    Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.1 of this Article VI, the Board of Directors shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it.

ARTICLE VII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.  All rights and powers conferred by the Charter on stockholders, directors or officers are granted subject to this reservation.  Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE VIII

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.  Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the Charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the Charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the charter.

EIGHTH: The undersigned Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, STAG Industrial, Inc. has caused the foregoing amendment and restatement of the charter to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 7th day of April, 2011.

STAG Industrial, Inc.

By:	/s/ Benjamin S. Butcher
Benjamin S. Butcher
Chairman, Chief Executive Officer and President

ATTEST

By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

STAG INDUSTRIAL, INC.

ARTICLES SUPPLEMENTARY

2,760,000 SHARES OF

9.0% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

OCTOBER 31, 2011

STAG Industrial, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Corporation filed with the Department on April 7, 2011 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on September 15, 2011, has authorized the issuance, classification and designation of a number of shares of the authorized but unissued preferred stock of the Corporation, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, that, on the date of issue, have a liquidation value of up to $69,000,000 (including the additional 15% to cover any underwriter over-allotment option), and, pursuant to the powers contained in the Bylaws of the Corporation and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Corporation, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, provided that in no event shall the liquidation value of such shares exceed $69,000,000 (including the additional 15% to cover any underwriter over-allotment option), (ii) setting the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “9.0% Series A Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such 9.0% Series A Cumulative Redeemable Preferred Stock, and authorizing the issuance of up to 2,400,000 (plus up to an additional 15% to cover any underwriter over-allotment option) shares of 9.0% Series A Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Corporation designated as the 9.0% Series A Cumulative Redeemable Preferred Stock are as follows, which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “9.0% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock shall be 2,760,000.

Section 2. Rank. The Series A Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank: (a) senior to all classes or series of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), and all classes or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (b) on parity with any class or series of capital stock of the Corporation expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and (c) junior to any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series A Preferred Stock prior to conversion or exchange. The Series A Preferred Stock will also rank junior in right of payment to the Corporation’s other existing and future debt obligations.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.0% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to a fixed annual amount of $2.25 per share of the Series A Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series A Preferred Stock are issued (the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing December 30, 2011; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series A Preferred Stock for any Dividend Period (as defined below) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on December 30, 2011. “Dividend Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include December 31, 2011, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day preceding the call date with respect to the shares of Series A Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, as to dividends or

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upon liquidation, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation (except by conversion into or exchange for other shares of any class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares made pursuant to the provisions of Article VI of the Charter or Section 9 hereof and the purchase or acquisition of shares of any other class or series of capital stock of the Corporation ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock), unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Corporation, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into

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any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 5. Redemption.

(a) Shares of Series A Preferred Stock shall not be redeemable prior to November 2, 2016 except as set forth in Section 6 or to preserve the status of the Corporation as a REIT (as defined in Section 9(a)) for United States federal income tax purposes. In addition, the Series A Preferred Stock shall be subject to the provisions of Section 9 pursuant to which Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit (as defined in Section 9(a)) shall automatically be transferred to a Trust (as defined in Section 9(a)) for the exclusive benefit of a Charitable Beneficiary (as defined in Section 9(a)).

(b) On and after November 2, 2016 the Corporation, at its option upon not fewer than 30 or more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Corporation that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If redemption is to be by lot and, as a result, any holder of shares of Series A Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(i), because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold an amount of Series A Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) In the event of any redemption of the Series A Preferred Stock in order to preserve the status of the Corporation as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary. If the Corporation calls for redemption any shares of Series A Preferred Stock pursuant to and in accordance with this Section 5(c), then the

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redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to but excluding the dated fixed for redemption.

(d) Unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series A Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock, or any other class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock, by the Corporation in accordance with the terms of Sections 5(c) and 9 of these Articles Supplementary or otherwise, in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series A Preferred Stock or shares of any other class or series of capital stock of the Corporation ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(e) Notice of redemption pursuant to the Redemption Right will be mailed by the Corporation, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Corporation shall not be required to provide notice to the holder of Series A Preferred Stock in the event such holder’s Series A Preferred Stock is redeemed in accordance with Sections 5(c) and 9 of these Articles Supplementary to preserve the Corporation’s status as a REIT.

(f) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

(g) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Corporation, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(h) The Series A Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series A Preferred Stock owned by a stockholder in excess of

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the applicable ownership limit shall be subject to the provisions of this Section 5 and Section 9 of these Articles Supplementary.

Section 6. Special Optional Redemption by the Corporation.

(a) Upon the occurrence of a Change of Control (as defined below), the Corporation will have the option upon written notice mailed by the Corporation, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Corporation, to redeem shares of the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series A Preferred Stock will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock; (viii) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable

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without creating fractional shares) by lot or in such other equitable method determined by the Corporation that will not result in a violation of the Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in Section 9(a)). If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of shares of Series A Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such limit as permitted by the Board of Directors or a committee thereof pursuant to Section 9(h), because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold an amount of Series A Preferred Stock in excess of the applicable ownership limit, subsequent to such redemption.

(c) If the Corporation has given a notice of redemption pursuant to the Special Optional Redemption Right and has set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series A Preferred Stock for all past dividend periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) The holders of Series A Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series A Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Corporation’s default in the payment of the dividend due. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

(e) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Corporation, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series A Preferred Stock (voting together as a single class with all other classes or series of preferred stock of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Directors”) and the entire Board of Directors will be increased by two directors, until all dividends accumulated on such Series A Preferred Stock and Parity Preferred for the past Dividend Periods that have ended shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called

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in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Corporation’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series A Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and Parity Preferred, a special meeting of the holders of Series A Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series A Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series A Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series A Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside for payment, the right of the holders of Series A Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 7(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or

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the distribution of assets upon liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above.

So long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock, voting together as a single class with the holders of all other classes and series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred and with which holders of Series A Preferred Stock are entitled to vote together as a single class, also will have the exclusive right to vote on any amendment to the Charter on which holders of Series A Preferred Stock are otherwise entitled to vote (as described above regarding material and adverse changes to the terms of the Series A Preferred Stock) and that would alter only the contract rights, as expressly set forth in the Charter, of the Series A Preferred Stock and such other class(es) and series of such parity shares, and the holders of any other class(es) or series of the capital stock of the Corporation will not be entitled to vote on such an amendment.

Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Corporation, or (B) any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock, per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the

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lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 7.8691 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 8(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

(b) No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the shares of Series A Preferred Stock at their addresses as they appear on the Corporation’s share transfer records

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and notice shall be provided to the Corporation’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the Series A Preferred Stock, the holder will not be able to convert shares of Series A Preferred Stock designated for redemption and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d) The Corporation shall issue a press release for publication on the Dow Jones & Corporation, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 8(c) above to the holders of Series A Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

(f) Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

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(i) Notwithstanding anything to the contrary contained herein, no holder of shares of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause the holder of such shares of Common Stock (or any other person) to have actual ownership, Beneficial Ownership or Constructive Ownership (each as defined in Section 9(a)) in excess of the Ownership Limit (as defined in Section 9(a)), the Aggregate Stock Ownership Limit (as defined in Section 9(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 9(h).

Section 9. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 9 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article VI of the Charter.

“Beneficial Ownership” shall mean ownership of Series A Preferred Stock by a Person, whether the interest in the shares of Series A Preferred Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and Section 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” has the meaning set forth in Article VI of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust, as determined pursuant to Section 9(c)(vi) of these Articles Supplementary, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any Charitable Trust provided for in Section 9(c) of these Articles Supplementary.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series A Preferred Stock by a Person, whether the interest in the shares of Series A Preferred Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 9(h) of these Articles Supplementary.

“Excepted Holder Limit”  shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Charter or the Board of Directors pursuant to Section 9(h) of these Articles Supplementary and subject to adjustment pursuant to Section 9(i) of these Articles Supplementary, the percentage limit established for an Excepted Holder by the Charter or the Board of Directors pursuant to Section 9(h) of these Articles Supplementary.

“Market Price” on any date shall mean, with respect to the Series A Preferred Stock, the Closing Price for such Series A Preferred Stock on such date.  The “Closing Price” on any date shall mean the last reported sale price for such Series A Preferred Stock Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Series A Preferred Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Series A Preferred Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national

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securities exchange on which such Series A Preferred Stock is listed or admitted to trading or, if such Series A Preferred Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Series A Preferred Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Series A Preferred Stock selected by the Board of Directors or, in the event that no trading price is available for such Series A Preferred Stock, the fair market value of the Series A Preferred Stock, as determined in good faith by the Board of Directors.

“Ownership Limit” shall mean not more than nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of Series A Preferred Stock of the Corporation excluding any outstanding shares of Series A Preferred Stock not treated as outstanding for federal income tax purposes. The number and value of the outstanding shares of Series A Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 9(b) of these Articles Supplementary, would Beneficially Own or Constructively Own shares of Series A Preferred Stock in violation of the provisions of Section 9(b)(i) of these Articles Supplementary.  If appropriate in the context, “Prohibited Owner” shall also mean any Person who would have been the record owner of the shares of Series A Preferred Stock that the Prohibited Owner would have so owned

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date on which the Board of Directors determines pursuant to Section 4.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Series A Preferred Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Series A Preferred Stock or the right to vote or receive dividends on Series A Preferred Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Series A Preferred Stock or any interest in Series A Preferred Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Series A Preferred Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trustee” shall mean DLA Piper LLP (US).  Any replacement or successor trustee shall be a Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

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(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date, but subject to Section 9(l):

(A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Series A Preferred Stock that, taking into account any other Capital Stock Beneficially or Constructively Owned by such Person, would result in such Person Beneficially or Constructively Owning Capital Stock in excess of the Aggregate Stock Ownership Limit, and (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Ownership Limit;

(B) Except as provided in Section 9(h) hereof, no Person shall Beneficially Own or Constructively Own shares of Series A Preferred Stock to the extent that such Beneficial Ownership or Constructive Ownership of Series A Preferred Stock, taking into account any other Capital Stock of the Corporation Beneficially or Constructively Owned by such Person, would result in the Corporation (A) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or (B) being treated as a “pension held REIT” within the meaning of Section 856(h)(3)(D) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

(C)  No person shall Transfer shares of Series A Preferred Stock to the extent such Transfer would result in the Capital Stock being beneficially owned by fewer than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code).

(D)  Except as provided in Section 9(h) hereof, no Person shall Beneficially Own or Constructively Own shares of Series A Preferred Stock to the extent such Beneficial Ownership or Constructive Ownership, taking into account any other Capital Stock of the Corporation Beneficially or Constructively Owned by such Person, would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interests in a tenant of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code;

(E)  Except as provided in Section 9(h) hereof, no Person shall Beneficially Own or Constructively Own shares of Series A Preferred Stock to the extent that such ownership, taking into account any other Capital Stock of the Corporation Beneficially or Constructively Owned by such Person, would cause any independent contractor of the Corporation to not be treated as such under Section 856(d)(3) of the Code; or

(F)  No Person shall Beneficially Own or Constructively Own shares of Series A Preferred Stock to the extent such Beneficial Ownership or Constructive Ownership, taking into account any other Capital Stock of the Corporation Beneficially or Constructively Owned by such Person, would otherwise cause the Corporation to fail to qualify as a REIT.

(ii) If, prior to the Restriction Termination Date, any Transfer of shares of Series A Preferred Stock (or any other event) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Series A Preferred Stock in violation of Section 9(b)(i) of these Articles Supplementary, (A) then that number of shares of the Series A Preferred Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate to violate Section 9(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 9(c), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Series A Preferred Stock, or (B) if the transfer to the Charitable Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 9(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 9(b)(i) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock.

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(c) Transfers of Series A Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 9(b)(ii) of these Articles Supplementary that would result in a transfer of shares of Series A Preferred Stock to a Charitable Trust, such shares of Series A Preferred Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 9(b)(ii).  The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 9(c)(vi) of these Articles Supplementary.

(ii) Shares of Series A Preferred Stock held by the Trustee shall continue to be issued and outstanding shares of Series A Preferred Stock of the Corporation.  The Prohibited Owner shall have no rights in the Series A Preferred Stock held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

(iii) The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Series A Preferred Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Series A Preferred Stock have been transferred to the Trustee shall be paid with respect to such shares of Series A Preferred Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee.  Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the shares of Series A Preferred Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Series A Preferred Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of these Articles Supplementary to the contrary, until the Corporation has received notification that shares of Series A Preferred Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Corporation that shares of Series A Preferred Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 9(b)(i).  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 9(c)(iv).  The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust.  The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 9(c)(iii).  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that shares of Series A Preferred Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 9(c)(iv), such excess shall be paid to the Trustee upon demand.

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(v) Shares of Series A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 9(c)(iii).  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.  The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 9(c)(iv).  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Series A Preferred Stock held in the Charitable Trust would not violate the restrictions set forth in Section 9(b)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(d) Remedies For Breach. If the Board of Directors or any duly authorized committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 9(b) of these Articles Supplementary or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Series A Preferred Stock of the Corporation in violation of Section 9(b) of these Articles Supplementary (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable, in its sole discretion, to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Series A Preferred Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 9(b)(i) of these Articles Supplementary shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock that will or may violate Section 9(b)(i) of these Articles Supplementary, or any Person who would have owned shares of Series A Preferred Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 9(b)(ii) of these Articles Supplementary shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Series A Preferred Stock and each Person (including the stockholder of record) who is holding Series A Preferred Stock for a Beneficial Owner or Constructive Owner shall provide promptly to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Ownership Limit.

(g) Remedies Not Limited. Subject to Section 4.7 of the Charter, nothing contained in these Articles Supplementary shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

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(h) Exceptions.

(i) The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit or the Ownership Limit or the restrictions under Sections 9(b)(i)(D) and (E), as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT.

(ii) Prior to granting any exception pursuant to Section 9(h)(i), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii)  Subject to Section 9(b)(i)(A), (B) and (C), an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or private resale of Series A Preferred Stock (or securities convertible into or exchangeable for Series A Preferred Stock) may Beneficially Own or Constructively Own shares of Series A Preferred Stock (or securities convertible into or exchangeable for Series A Preferred Stock) in excess of the Aggregate Stock Ownership Limit, the Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or resale of such Series A Preferred Stock, and provided that the restrictions contained in Section 9(b)(i)(A) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Series A Preferred Stock.

(i)  Change in Ownership Limit.  The Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that a decreased Ownership Limit will not be effective for any Person whose Beneficial Ownership or Constructive Ownership of Series A Preferred Stock is in excess of such decreased Series A Preferred Stock until such time as such Person’s Beneficial Ownership or Constructive Ownership of Series A Preferred Stock equals or falls below the decreased Ownership Limit, but until such time as such Person’s Beneficial Ownership or Constructive Ownership of Series A Preferred Stock falls below such decreased Ownership Limit any further acquisition or increase in Beneficial Ownership or Constructive Ownership of Series A Preferred Stock will be in violation of the Ownership Limit and, provided further, that the new Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Series A Preferred Stock.

(j)  Legends. Each certificate for shares of Series A Preferred Stock shall bear a legend summarizing the provisions of this Section 9.  Instead of such legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

(k) Severability. If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE Transactions. Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 9 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 9.

(m)  Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 9.

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(n) Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

(o) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9 of these Articles Supplementary, including any definition contained in Section 9(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 9 with respect to any situation based on the facts known to it.

Section 10. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as otherwise provided herein.

Section 11. Record Holders. The Corporation and its transfer agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

Section 12. No Maturity or Sinking Fund. The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock; provided, however, that the Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit or Aggregate Stock Ownership Limit shall be subject to the provisions of Section 5 and Section 9 of this Articles Supplementary.

Section 13. Exclusion of Other Rights. The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

Section 14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 15. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 16. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

FOURTH: The Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

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SEVENTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Executive Vice President, General Counsel and Secretary as of the date first written above.

STAG INDUSTRIAL, INC.

By:
/s/ Benjamin S. Butcher
Name:	Benjamin S. Butcher

Title:	Chairman of the Board, Chief Executive Officer and President

ATTEST:

STAG INDUSTRIAL, INC.

By:
/s/ Kathryn Arnone
Name:	Kathryn Arnone

Title:	Executive Vice President, General Counsel and Secretary

Signature Page to Articles Supplementary